UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 15, 2007

Abington Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	333-142543	20-8613037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Old York Road, Jenkintown, Pennsylvania	19046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 886-8280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On June 15, 2007, Abington Bancorp, Inc. (the “Company”), the proposed new holding company for Abington Bank (the “Bank”), and Abington Community Bancorp, Inc., the Bank’s current mid-tier holding company, issued a press release announcing the conclusion of the subscription and community offering of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to be issued upon the proposed “second-step” conversion of Abington Mutual Holding Company, the Bank’s current mutual holding company parent and the results of the subscription and community offering. The Company also announced the commencement of a syndicated community offering.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

        The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press Release, dated June 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABINGTON BANCORP, INC.

Date: June 15, 2007	By:	/s/ Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 15, 2007